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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               September 17, 1997
                      -----------------------------------
                Date of Report (date of earliest event reported)


                               SVI HOLDINGS, INC.
                      -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        Nevada                  33-36125-D              84-1131608
    -------------           -----------------        -----------------
   (State or Other              (Commission           (IRS Employer
    Jurisdiction of              File Number)          Identification Number)
    Incorporation)


                        7979 Ivanhoe Avenue, Suite 500
                              La Jolla, CA 92037
                      -----------------------------------
                    (Address of Principal Executive Offices
                               Including Zip Code


                                  619-551-2365
                      -----------------------------------
                        (Registrant's Telephone Number,
                              Including Area Code)


                      -----------------------------------
                   (Former Name or Former Address if Changed
                               Since Last Report)








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Item 5.  Other Events.

On September 17, 1997, SVI Holdings, Inc. ("SVI") announced that its wholly owned Australian subsidiary, Divergent Technologies Pty Ltd ("Divergent"), has concluded an agreement to install its software at a large Australian retailer.

Divergent will supply a total software solution which will encompass all areas of the business from Point of Sale through Warehousing and Head Office to the retailer.

Divergent expects to generate between US$6 and US$7 million in revenues from this project. This project is expected to have a significant effect on earnings in both the fourth quarter of fiscal 97 and the first quarter of fiscal 98.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(C) Exhibits

    99.1  Press Release dated September 17, 1997.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 17, 1997                        SVI Holdings, Inc.




                                                By: /s/ Russell Schechter
                                                   ---------------------------
                                                   Russell Schechter
                                                   Vice President







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